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                                                                     EXHIBIT 4.3


                 FIRST SUPPLEMENTAL INDENTURE, dated as of November 6, 1992, between Kimberly-Clark Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), and Bank of America National Trust and Savings Association, a national banking association duly incorporated and existing under the laws of the United States, as successor Trustee (herein called the "Trustee").

                                    RECITALS

                 The Company has heretofore executed and delivered to the Trustee a First Amended and Restated Indenture dated as of March 1, 1988 (herein called the "Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") may be issued from time to time. All terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 The Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture for the purpose of amending Articles One, Two, Three and Eleven of the Indenture in order to permit the issuance of Securities in the form of global securities.

                 Section 901(9) of the Indenture provides that a supplemental indenture may be entered into by the Company

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and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of Securities of any series in any material respect.

                 The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of the First Supplemental Indenture is authorized or permitted by the Indenture, (ii) an Officer's Certificate stating that all conditions precedent provided for in the Indenture with respect to this First Supplemental Indenture have been complied with, and (iii) a copy of the resolutions of its Board of Directors, certified by its Secretary, pursuant to which this First Supplemental Indenture has been authorized.

                 All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to this Indenture have been done.

                 NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:


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                                  ARTICLE ONE

                 SECTION 101. Section 101 of the Indenture is amended to include therein the following provisions:

                 (a) After the definition of Defaulted Interest:

                 "'Depository' means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the Person designated as Depository for such series by the Company pursuant to Section 301."

                 (b) After the definition of Event of Default:

                 "'Global Security' means a Security in the form prescribed in
Section 203 evidencing all or part of a series of Securities, issued to the Depository for such series or its nominee and registered in the name of such Depository or nominee."

                 SECTION 102. Section 104 of the Indenture is amended by adding, at the end thereof, the following:

                 "(e) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders of Securities of such series. If not set by the Company prior to the first solicitation of a Holder of Securities of such series


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made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action."

                 SECTION 103. A new Section 203 is added, to read in its entirety as follows:

                 "SECTION 203. Additional Provisions Required in Global
Security.

                 Any Global Security issued hereunder shall, in addition to the other provisions set forth in or determined pursuant to the provisions hereof, bear a legend as follows:

                 'This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Global Security is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances hereinafter described and may not be transferred except as a whole by the Depository to a


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         nominee of the Depository or by a nominee of the Depository to the
         Depository or another nominee of the Depository.'

                 In addition, such Global Security shall contain the following provision:

                 'This Security is a Global Security and shall be exchangeable for Securities registered in the names of Persons other than the Depository with respect to this Global Security or its nominee only if
         (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended or (y) the Company executes and delivers to the Trustee a Company Order that this Global Security shall be exchangeable. If this Global Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Securities issuable in denominations of $1,000 and any integral multiple thereof, registered in such names as such Depository shall direct.'"

                 SECTION 104. The word "and" is deleted at the end of Section 301(15) of the Indenture, Section 301(16) of the Indenture is renumbered
Section 301(17) and a new Section 301(16) is added, to read in its entirety as follows:


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                 "(16) whether the Securities of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depository for such Global Security or Securities; and"

                 SECTION 105. The following paragraphs are appended to the end of Section 305 of the Indenture.

                 "Notwithstanding the foregoing, except as otherwise specified as contemplated by Section 301, a Global Security of any series shall be exchangeable pursuant to this Section for Securities registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. A Global Security shall be exchangeable pursuant to this Section if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for such series or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended or (y) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Securities issuable in denominations of $1,000 and any integral multiple thereof, registered in such names as the Depository for such Global Security shall direct.


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                 Notwithstanding any other provision of this Section, a Global
Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository."

                 SECTION 106. The following paragraph is appended to the end of
Section 308 of the Indenture:

                 "No holder of any beneficial interest in any Global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such Global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall impair, as between a Depository and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depository as Holder of any Security."

                 SECTION 107. Section 1107 of the Indenture is amended to read in its entirety as follows:

                 "SECTION 1107. Securities Redeemed in Part.

                 Any Security (including any Global Security) which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument or transfer in form satisfactory to the Company


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and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, that if a Global Security is so surrendered, the new Global Security shall be in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered."

                                   ARTICLE II

                 SECTION 201. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                               ---------------


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                 IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                           KIMBERLY- CLARK CORPORATION

                                           By /s/ W. ANTHONY GAMRON
                                              ------------------------------

Attest:

/s/ RONALD D. MCCRAY
- ------------------------------

                                  BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION, Trustee


                                           By /s/ CLARENCE EAGLIN
                                              ------------------------------

Attest:

/s/ AGANO OCTERIA
- ------------------------------


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STATE OF TEXAS            )
                          ) SS.:
COUNTY OF DALLAS          )

                 On the 2nd day of November, 1992, before me personally came W. Anthony Gamron to me known, who, being by me duly sworn, did depose and say that he is VP & Treasurer of Kimberly-Clark Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                           /s/ PATRICIA A. THEISS
                                           ------------------------------



STATE OF CALIFORNIA       )
                          ) SS.:
COUNTY OF SAN FRANCISCO   )

                 On the 4 day of November, 1992, before me personally came Clarence Eaglin, to me known, who, being by me duly sworn, did depose and say that he is a trust Officer of Bank of America National Trust and Savings Association, one of the corporations described in and which executed the foregoing instrument, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                           /s/ KRISTIN M. BOETTGER
                                           ------------------------------

              OFFICE SEAL
           KRISTIN M. BOETTGER
{SEAL}  Notary Public-California
          SAN FRANCISCO COUNTY
          My commission Expires
              May 16, 1994


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